UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2018

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan	48377
(Address of principal executive offices)	(Zip Code)

(248) 489-9300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	Results of Operations and Financial Condition.

On October 26, 2018, Stoneridge, Inc. (the “Company”) issued a press release announcing its results for the third quarter ended September 30, 2018.  A copy of the press release is attached hereto as Exhibit 99.1. On October 29, 2018, members of the Company’s management will hold a third quarter 2018 earnings conference call to discuss the Company’s financial results and the presentation attached hereto as Exhibit 99.2, accompanies management’s comments.

The press release and earnings conference call presentation contain certain non-GAAP financial measures Adjusted Gross Profit, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income Attributable to Stoneridge, Inc. (“Adjusted Net Income”), Adjusted Earnings per Diluted Share Attributable to Stoneridge Inc. (“Adjusted EPS”) and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Management believes that the presentation of the non-GAAP financial measures used in the press release and earnings conference call presentation are useful to both management and investors in their analysis of the Company’s financial position, results of operations and expected results of operations because the Adjusted Gross Profit, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income, Adjusted EPS and Adjusted EBITDA non-GAAP financial measures facilitate a period to period comparison of operating results by excluding significant unusual, non-recurring items in 2018 and 2017. For 2018, these items relate to the after-tax and pre-tax step-up in fair value of the earn-out considerations related to the acquisitions of Orlaco and the remaining 26% minority interested in PST, after-tax and pre-tax business realignment costs, pre-tax allocation of centralized procurement and operations functions for each of our segments and the after-tax impact of the US Tax Cut and Jobs Act. For 2017, these items relate to the after-tax and pre-tax step-up in fair value of the earn-out considerations related to the acquisitions of Orlaco and the remaining 26% minority interested in PST, the after-tax and pre-tax transaction costs related to the acquisition of Orlaco, the pre-tax step-up in acquired Orlaco inventory and the pre-tax property, plant and equipment gain on insurance proceeds. EBITDA represents the sum of net income, interest, income taxes, depreciation and amortization. These non-GAAP financial measures, however, should not be considered in isolation or as a substitute for the most comparable GAAP financial measures. Investors are cautioned that non-GAAP financial measures used by the Company may not be comparable to non-GAAP financial measures used by other companies. Adjusted Gross Profit, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Net Income, Adjusted EPS and Adjusted EBITDA should not be considered a substitute for Gross Profit, Operating Income, Operating Margin, Net Income or Earnings per Share prepared in accordance with GAAP.

ITEM 7.01	Regulation FD Disclosure.

The information set forth in Item 2.02 above is hereby incorporated herein by reference.

The information in this report, including the press release and earnings conference call presentation furnished as Exhibits 99.1 and 99.2 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. In addition, the exhibits furnished herewith contain statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in such exhibits.

ITEM 8.01	Other Events.

On October 26, 2018, the Board of Directors of Stoneridge, Inc. authorized the repurchase of $50 million of the Company’s outstanding common shares over the next 18 months.  The repurchases may be made from time to time in either open market transactions or in privately negotiated transactions.  Repurchases may also be made under Rule 10b5-1 plans, which permit common shares to be repurchased through pre-determined criteria.  The timing, volume and nature of common share repurchases will be at the discretion of management, dependent on market conditions, other priorities of cash investment, applicable securities laws and other factors.  The Company’s common share repurchase program does not obligate the Company to acquire any particular amount of common shares, and it may be suspended or discontinued at any time. The Company announced the common share repurchase program in the Company’s press release, dated October 26, 2018, announcing results for the third quarter ended September 30, 2018, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated October 26, 2018, announcing results for the third quarter ended September 30, 2018
99.2	Third quarter 2018 results earnings conference call presentation dated October 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: October 26, 2018	/s/Robert R. Krakowiak
Robert R. Krakowiak, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)